Exhibit 99.1
TRITON CONTAINER INTERNATIONAL LIMITED AND SUBSIDIARIES

Consolidated Balance Sheets
(Dollars in thousands, except per share data)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Cash and cash equivalents	$50,470	$56,689
Restricted cash	21,841	22,575
Accounts receivable, net of allowance for doubtful accounts of $8,177 and 8,297	124,828	127,676
Container rental equipment, net of accumulated depreciation of $1,608,125 and $1,566,963	4,295,665	4,362,043
Net investment in direct financing leases	67,348	68,107
Other assets, net	34,576	37,911
Derivative instruments	—	2,153
Total assets	$4,594,728	$4,677,154

Liabilities and Equity
Accounts payable and other accrued expenses	$123,629	$120,033
Derivative instruments	2,700	257
Container rental equipment payable	17,483	12,128
Debt, net of unamortized deferred financing costs of $17,946 and $19,024	3,068,519	3,166,903
Total liabilities	3,212,331	3,299,321

Equity
Class A common shares, $0.01 par value; 294,000,000 authorized, 44,535,732 issued and outstanding	445	445
Class B common shares, $0.01 par value; 6,000,000 authorized, issued and outstanding	60	60
Additional paid-in capital	177,446	176,088
Accumulated other comprehensive loss, net	(3,565)	(3,666)
Retained earnings	1,053,144	1,044,402
Total shareholders' equity	1,227,530	1,217,329
Noncontrolling interests	154,867	160,504
Total equity	1,382,397	1,377,833
Total liabilities and equity	$4,594,728	$4,677,154

See accompanying notes to unaudited consolidated financial statements.

TRITON CONTAINER INTERNATIONAL LIMITED AND SUBSIDIARIES

Consolidated Statements of Income
(Unaudited, dollars and shares in thousands, except per share data)

	Three months ended March 31,
	2016	2015
Revenues:
Container rental revenue	$160,995	$178,151
Direct financing lease income	2,030	1,980
Total revenues	163,025	180,131

Operating expenses (income):
Depreciation	79,144	69,080
Direct container expense	14,467	12,616
Management, general and administrative expense	17,924	21,146
Loss (gain) on disposition of container rental equipment	1,837	(5,248)
Provision for (reduction of) bad debt expense	(119)	(2,216)
Total operating expenses	113,253	95,378
Operating income	49,772	84,753

Other expenses (income):
Interest expense	33,698	34,537
Realized loss on derivative instruments	654	1,575
Unrealized loss (gain) on derivative instruments, net	4,596	3,733
Other income, net	(233)	(526)
Total other expenses	38,715	39,319
Income before income taxes	11,057	45,434
Income taxes	992	1,598
Net income	10,065	43,836

Less: income attributable to noncontrolling interests	1,323	2,966
Net income attributable to shareholders	$8,742	$40,870

Net income attributable to shareholders per common share - basic	$0.17	$0.82
Net income attributable to shareholders per common share - diluted	$0.17	$0.77
Cash dividends paid per common share	$—	$—
Weighted average voting common shares and non-voting common shares - basic	50,536	50,038
Dilutive stock options	—	2,978
Weighted average voting common shares and non-voting common shares - diluted	50,536	53,016

See accompanying notes to unaudited consolidated financial statements.

TRITON CONTAINER INTERNATIONAL LIMITED AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income
(Unaudited, dollars in thousands)

	Three months ended March 31,
	2016	2015
Net income
Other comprehensive income (loss):	$10,065	$43,836
Foreign currency translation adjustments	101	(255)
Comprehensive income	10,166	43,581
Comprehensive income attributable to noncontrolling interests	(1,323)	(2,966)
Comprehensive income attributable to shareholders	8,843	40,615

See accompanying notes to unaudited consolidated financial statements.

TRITON CONTAINER INTERNATIONAL LIMITED AND SUBSIDIARIES

Consolidated Statements of Cash Flows
(Unaudited, dollars in thousands)

	Three months ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$10,065	$43,836
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	79,144	69,080
Amortization of deferred financing costs	1,265	1,404
Share-based compensation	1,358	4,573
Loss (gain) on disposition of container rental equipment	1,838	(5,248)
Direct financing lease income	(2,030)	(1,980)
Provision for (reduction of) bad debt expense	(119)	(2,216)
Unrealized loss (gain) on derivative instruments, net	4,596	3,733
Decrease (increase) in:
Accounts receivable	1,970	9,738
Other assets	3,054	(4,531)
Increase (decrease) in:
Accounts payable and other accrued expenses	3,597	10,141
Net cash provided by operating activities	104,738	128,530

Cash flows from investing activities:
Purchase of container rental equipment	(43,092)	(249,036)
Cash from disposition of container rental equipment	32,468	44,511
Cash from direct financing leases	5,899	4,865
Other	(356)	(873)
Net cash used in investing activities	(5,081)	(200,533)

Cash flows from financing activities:
Fees paid for debt financings	(188)	(2,938)
Borrowings under debt	7,500	535,000
Principal payments on debt	(106,962)	(436,740)
Change in restricted cash	734	25
Distributions to noncontrolling interests	(6,960)	(13,911)
Net cash (used in) provided by financing activities	(105,876)	81,436
Net (decrease) increase in cash and cash equivalents	(6,219)	9,433
Cash and cash equivalents at beginning of period	56,689	65,607
Cash and cash equivalents at end of period	$50,470	$75,040

Supplementary disclosure of cash flow information
Cash paid during the year for:
Interest	$22,548	$18,029
Income taxes	$33	$1
Non-cash investing and financing activities:
Amounts incurred, but not yet paid, for container rental equipment purchased	$17,483	$9,888
Accounts receivable related to disposition of container rental equipment	$15,018	$12,421
Addition to investment in direct financing leases from existing container rental equipment	$3,086	$3,497

See accompanying notes to unaudited consolidated financial statements.

TRITON CONTAINER INTERNATIONAL LIMITED AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
(Dollars in Thousands)

1.	Business and Summary of Significant Accounting Policies

(a)	Nature of Operations

Triton Container International Limited (“TCIL”) was founded in 1980, began operations in Bermuda in 1981 and was incorporated in 1985 as a Bermuda exempted limited liability company under the provisions of Section 14 of the Companies Act 1981 of Bermuda (as amended). TCIL operates and manages a worldwide fleet of intermodal marine dry van, refrigerated and specialized cargo containers (the “containers”) for its own account and on behalf of its container owning subsidiaries (the “container owners”) within its consolidated group (the “Company”). The container owners are comprised of Triton Container Investments LLC (“TCI”), Triton Container Finance LLC (“TCF”), Triton Container Finance II LLC (“TCF-II”), Triton Container Finance III LLC (“TCF-III”), Triton Container Finance IV LLC (“TCF-IV”) and Amphitrite II Ltd (“Amphitrite-II”).

TCIL operates and manages the containers pursuant to agreements with the container owners. These agreements govern the operation and management of the containers and allocation of the proceeds therefrom.

(b)	Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). However, certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, although the Company believes that the disclosures are adequate such that the information presented herein is not misleading. These financial statements reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the consolidated balance sheets as of March 31, 2016 and December 31, 2015, and the consolidated statements of income, the consolidated statements of comprehensive income and the consolidated statements of cash flows for the three months ended March 31, 2016 and 2015. The results of operations for such periods are not necessarily indicative of the results for the full year.

These financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this registration statement.

(c)	New Accounting Pronouncements

In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements (Topic 205): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This standard requires management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that financial statements are issued and to disclose those conditions if management has concluded that substantial doubt exists. Subsequent to adoption, this guidance will need to be applied by management at the end of each annual period and interim period therein to determine what, if any, impact there will be on the consolidated financial statements in a given reporting period. These changes become effective for the Company for the 2016 annual period. Management has determined that the adoption of these changes will not have an impact on the consolidated financial statements as this standard is disclosure only.

In February 2015, the FASB issued Accounting Standards Update No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (“ASU No. 2015-02”). This standard requires companies to reevaluate all legal entities under new consolidation guidance. The new guidance primarily amends the criteria companies use to evaluate whether they should consolidate certain variable interest entities that have fee arrangements and the criteria used to determine whether partnerships and similar entities are variable interest entities. The Company adopted ASU No. 2015-02 which has no impact on its income or cash flows or its financial position.

In April 2015, the FASB issued Accounting Standards Update No. 2015-03, Imputation of Interest (Topic 835): Simplifying the Presentation of Debt Issuance Costs (“ASU No. 2015-03”). This standard changes the presentation of debt issuance costs in the financial statements but does not affect the recognition and measurement of debt issuance costs. ASU No. 2015-03 specifies that debt issuance costs related to a note shall be reported in the balance sheet as a direct deduction from the face amount of that note and that amortization of debt issuance costs also shall be reported as interest expense. ASU No. 2015-03’s basis for conclusions observes that in practice, debt issuance costs incurred before the associated funding

TRITON CONTAINER INTERNATIONAL LIMITED AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
(Dollars in Thousands)

is received (i.e., before the issuance of the debt liability) are deferred on the balance sheet until that debt liability amount is recorded. These changes will become effective for the Company beginning after December 15, 2015. The Company believes that the adoption of ASU No. 2015-03 has no impact on its income or cash flows and no material impact on its financial position.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), that replaces existing lease guidance. The accounting applied by a lessor is largely unchanged from that applied under previous U.S. GAAP. These changes will become effective for the Company for periods beginning after December 15, 2018. The Company is currently evaluating the effect the guidance will have on the consolidated financial statements, but does not expect any material impact to its consolidated financial statements.

In March 2016, the FASB issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606) (“ASU No. 2016-08”), amending previous updates regarding this topic. The effective date is interim periods beginning after December 15, 2017. Earlier application is permitted. The Company is evaluating the transition method that will be elected and the potential effects of adopting the provisions of ASU No. 2016-08.

In March 2016, the FASB issued Accounting Standards Update No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The updated guidance changes how companies account for certain aspects of share-based payment awards to employees, including the accounting for income taxes, forfeitures and statutory tax withholding requirements, as well as classification in the statement of cash flows. The update to the standard is effective for the Company for periods beginning after December 15, 2016. The Company is currently evaluating the effect the guidance will have on the consolidated financial statements.

(d)	Use of Estimates

Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates are reviewed regularly by management and include valuation of accounts receivable, depreciable lives, residual values and the value of share-based compensation arrangements.

2.	Container Rental Revenue

The components of container rental revenue for the periods indicated below were as follows:

	Three months ended
	March 31, 2016	March 31, 2015
Per diem	$151,679	$168,028
Ancillary	9,316	10,123
Total container rental revenue	$160,995	$178,151

TRITON CONTAINER INTERNATIONAL LIMITED AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
(Dollars in Thousands)

3.	Net Investment in Direct Financing Leases

The components of net investment in direct financing leases as of the dates indicated below were as follows:

	March 31, 2016	December 31, 2015
Future minimum lease payments receivable	$90,052	$91,488
Estimated residuals receivable	125	125
Less: Unearned income	(22,829)	(23,506)
Net investment in direct financing leases	$67,348	$68,107

4.	Debt

The outstanding principal balances of the Company’s debt as of the dates indicated below were as follows:

	March 31, 2016	December 31, 2015
Revolving credit facilities	$80,750	$142,750
Term loans	323,000	331,500
Institutional notes	2,140,857	2,140,857
Asset-backed notes	529,501	557,144
Other secured financings	12,357	13,676
Total debt	$3,086,465	$3,185,927
Deferred financing costs	(17,946)	(19,024)
Debt, net of unamortized deferred financing costs	$3,068,519	$3,166,903

At March 31, 2016 and December 31, 2015, the Company was in compliance with all covenants in accordance with the terms of its debt agreements.

Notwithstanding the inclusion of the accounts of the container owners in these consolidated financial statements, the respective assets and credit (i.e., borrowing capacity) of the container owners are not available to directly satisfy the debts of TCIL or any other person.

At March 31, 2016 and December 31, 2015, the assets of the container owners totaled $1,065,000 and $1,108,209, respectively, and the credit of the container owners totaled $68,653 and $55,229, respectively.

5.	Derivative Instruments

The Company has entered into interest rate swap agreements (collectively, the “Interest Rate Swaps”) in order to fix the interest rates on portions of the TCIL 2013 Term Loan and certain asset-backed notes.

The Interest Rate Swaps have fixed interest rates ranging between 1.15% and 4.19% per year and termination dates through April 2020. The Interest Rate Swaps had a total notional amount of $316,595 and $326,778 at March 31, 2016 and December 31, 2015, respectively. The notional amounts of the Interest Rate Swaps decline at a rate consistent with the scheduled amortization of the asset-backed notes.

The Company entered into two interest rate cap agreements to provide for payments to TCF-II from the counterparties if one-month LIBOR exceeds 4.00%. The interest rate caps had notional amounts of $107,400 and $115,050 at March 31,
2016 and December 31, 2015, respectively. The notional amounts decline ratably over the term of the TCF-II Series 2013-1 Notes.

TRITON CONTAINER INTERNATIONAL LIMITED AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
(Dollars in Thousands)

The fair value of derivative instruments reflected on the consolidated balance sheets as of the dates indicated below was as follows:

	Location on Balance Sheet	March 31, 2016	December 31, 2015
Assets:
Interest rate cap	Derivative Instruments	$—	$2
Interest rate swaps	Derivative Instruments	—	2,151
		$—	$2,153
Liabilities:
Interest rate swaps	Derivative Instruments	$2,700	$257
		$2,700	$257

The change in the fair value of the derivative instruments reflected on the consolidated statements of income as unrealized loss (gain) on derivative instruments, net, for the periods indicated below was as follows:

	Three months ended
	March 31, 2016	March 31, 2015
Interest rate cap	$2	$58
Interest rate swaps	$4,594	$3,870
Credit contract	—	(195)
	$4,596	$3,733

Payments to counterparties, net of payments from counterparties, reflected on the consolidated statements of income as realized loss on derivative instruments, net, for the periods indicated below were as follows:

	Three months ended
	March 31, 2016	March 31, 2015
Interest rate swaps	$654	$1,548
Credit contract	—	27
	$654	$1,575

To further limit credit risk, collateral security arrangements provide for collateral to be received or posted when the credit rating of the counterparty fluctuates adversely from contractually established thresholds.

6.	Fair Value of Financial Instruments

Financial instruments include cash and cash equivalents, restricted cash, accounts receivable, accounts payable and other accrued expenses, container rental equipment payable, and debt. At March 31, 2016 and December 31, 2015, fair value of financial instruments approximated book value except for debt.

Measured under Level 2 inputs, debt had a fair value of approximately $3,226,288 and $3,256,284 at March 31, 2016 and December 31, 2015, respectively, compared to its book value of $3,086,465 and $3,185,927, respectively.

TRITON CONTAINER INTERNATIONAL LIMITED AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
(Dollars in Thousands)

Assets and liabilities, measured at fair value on a recurring basis as of the dates indicated below were as follows:

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
March 31, 2016
Assets:
Interest rate cap and interest rate swaps	$—	$—	$—
	$—	$—	$—
Liabilities:
Interest rate swaps and credit contract	$—	$2,700	$—
	$—	$2,700	$—
December 31, 2015
Assets:
Interest rate swaps	$—	$2,153	$—
	$—	$2,153	$—
Liabilities:
Interest rate swaps and credit contract	$—	$257	$—
	$—	$257	$—

7.	Income Taxes

TCIL is a Bermuda exempted limited liability company. Bermuda does not impose a corporate income tax. The Company is subject to taxation in certain foreign jurisdictions on a portion of its income attributable to such jurisdictions.

The consolidated income tax expense for the three months ended March 31, 2016 and 2015 was determined based upon the Company’s consolidated forecasted annual effective income tax rates for 2016 and 2015, respectively.

8.	Share-Based Compensation

Options

Effective May 23, 2011, a share-based compensation plan (the “Option Plan”) was adopted by the Company’s Board of Directors for the benefit of certain executives of the Company and its consolidated subsidiaries. The Option Plan allows for the issuance of service-based and market-based options.

The Company accounts for compensation cost relating to share-based payment transactions in accordance with the FASB Accounting Standards Codification No. 718, Compensation-Stock Compensation. The cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee's requisite service period (generally the vesting period of the equity award) on a straight-line basis.

On November 9, 2015, the Company entered into option transaction agreements (the “Option Transaction Agreements”) with option holders in anticipation of the merger transaction with TAL International. In accordance with the terms of the Option Transaction Agreements, the Company settled and cancelled all vested and unvested market-based options as of November 9, 2015 in exchange for 865,156.83 fully vested Class A common shares. Of the 865,156.83 Class A common shares received by market-based option holders under the Option Transaction

Agreements, there were 371,319.74 Class A common shares redeemed in a cashless settlement in order to satisfy shareholder withholding tax obligations.

Also in accordance with the terms of the Option Transaction Agreements, the Company will cancel all service- based options in exchange for a number of Class A common shares in the Company immediately prior to the closing date of the

TRITON CONTAINER INTERNATIONAL LIMITED AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
(Dollars in Thousands)

mergers. The Option Transaction Agreements modified the terms of the original Option Plan and resulted in the service-based options being treated as liability classified awards which will be marked-to- market until settled.

As of March 31, 2016, the fair value of the vested service-based options was estimated to be $6,172 which resulted in no change to the carrying amount of the share-based liability during the period as recorded in the consolidated balance sheet as part of accrued compensation.

As of March 31, 2016, the number of Class A common shares to be issued in settlement and cancellation of the service-based options was estimated at 527,729 shares, and the per share fair value used to determine the fair value of the service-based options was $12.76.

The Company recognized $1,308 and $4,522 of compensation costs that were reported in management, general and administrative expense on the consolidated statements of income for the three months ended March 31, 2016 and 2015, respectively, which relate to options granted under the Option Plan and as modified by the Option Transaction Agreements.

There were no options granted, exercised or cancelled during the three months ended March 31, 2016 and 2015.

As of March 31, 2016, there was approximately $1,094 of total unearned compensation cost related to non-vested options of which $955 and $140 is expected to be recognized during 2016 and 2017, respectively.

Non-Employee Director Equity Plan

For the three months ended March 31, 2016 and 2015, non-employee director compensation cost was included on the consolidated statements of income in management, general and administrative expense in the amounts of
$50 and $50, respectively. As of March 31, 2016, remaining unearned compensation cost related to non- employee director shares was $150, all of which is anticipated to be recognized in 2016.

9.	Related Party Transactions

Payments to Affiliate

Payments were made to an affiliate for services which were mainly related to container repositioning in the amounts of $98 and $94 for the three months ended March 31, 2016 and 2015, respectively.

MBIA Insurance Corporation (“MBIA”) is a related party, as certain affiliates of Warburg Pincus LLC are significant minority shareholders in MBIA and certain affiliates of Warburg Pincus LLC have a controlling interest in TCIL’s issued share capital. Payments were made to MBIA in the amounts of $0 and $13 for the three months ended March 31, 2016 and 2015, respectively.

Marine Container Services (India) Private Limited (“MSC”) is a related party, as MSC is party to a joint venture agreement with TCIL. Payments were made to MSC for services related primarily to container operations in the amounts of $73 and $16 for the three months ended March 31, 2016 and 2015, respectively.

10.	Commitments and Contingencies

At March 31, 2016, the Company had outstanding purchase commitments with various manufacturers to purchase containers having an estimated value of approximately $258. The purchase of these containers is funded through borrowings and through funds internally generated from operations.

TRITON CONTAINER INTERNATIONAL LIMITED AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
(Dollars in Thousands)

11.	Segment Reporting

Industry Segment Information

The Company earns its revenues from its customers when the containers are on lease to those customers.

Geographic Segment Information

The geographic allocation of revenue based on the primary domicile of the Company’s customers for the periods indicated below was as follows:

	Three months ended
	March 31, 2016	March 31, 2015
Asia	$86,554	$103,679
Europe	54,580	57,061
North / South America	13,197	10,761
Bermuda	102	13
All other international	8,592	8,617
	$163,025	$180,131

Substantially all of the Company’s long-lived assets are considered to be international with no single country of use since all of the Company’s containers are used internationally and no containers are domiciled in one particular place for a prolonged period of time. Substantially all of the Company’s revenue is denominated in
U.S. dollars.

12.	Subsequent Events

TCF-III Series 2009-1 Notes
On April 8, 2016, TCF-III and the holders of the TCF-III Series 2009-1 Notes restructured the TCF-III Series 2009-1 Notes from a warehouse facility to a five-year amortizing term loan. Effective April 8, 2016, TCF-III was no longer able to borrow under the TCF-III Series 2009-1 Notes. The outstanding principal balance of the TCF-III Series 2009-1 Notes at closing was $316,743. The contractual interest rate of the TCF-III Series 2009‑1 Notes was modified from (x) one-month LIBOR, or the commercial paper rate, plus an applicable margin of 1.60% to (y) one-month LIBOR, or the commercial paper rate, plus an applicable margin of 2.00%.

TRITON CONTAINER INTERNATIONAL LIMITED AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
(Dollars in Thousands)

Between May 31, 2016 and June 1, 2016, TCF-III entered into three interest rate swap agreements in order to fix the interest rate on a portion of the outstanding principal balance of the TCF-III Series 2009-1 Notes. These interest rate swaps have fixed interest rates ranging between 1.112% and 1.1225% per year and termination dates through April 2021 and had a total notional amount of $229,089 at June 30, 2016.
TCIL and TCI Credit Facilities
On April 15, 2016, TCIL and a group of commercial banks entered into an amendment and restatement of the TCIL Credit Facility providing for the extension of the facility termination date from November 4, 2016 to April 15, 2021, and the reduction of the aggregate commitment amount thereunder from $600,000 (which was shared under the prior TCIL Credit Facility with the TCI Credit Facility) to an aggregate commitment, available to TCIL only, of $300,000. An accordion feature provided for up to $300,000 of increased and/or additive commitments for TCIL (for a total of up to $600,000 of aggregate commitments). No changes were made to the borrowing base or to the pricing of the TCIL Credit Facility.
On May 23, 2016, the aggregate commitments under the TCIL Credit Facility were increased to $555,000 pursuant to the accordion feature.
On June 30, 2016, TCI refinanced the $4,450 outstanding principal balance under the TCI Credit Facility with a senior secured term loan provided by a financial institution. Interest on the outstanding amounts due under the term loan is calculated, at TCI’s option, at either (i) the U.S. prime rate plus 0.75% and/or (ii) LIBOR plus 1.75%. The term loan matures on January 31, 2017.
TCIL 2013 Term Loan
On May 5, 2016, TCIL and the lenders under the TCIL 2013 Term Loan amended the term loan with respect to the calculation of certain financial covenants and the definition of an “IPO.” There were no changes made to the contractual rate of interest payable, scheduled principal payments or the final maturity date.
TCF-II Series 2013-1 Notes
On May 13, 2016, TCF-II and the holders of the TCF-II Series 2013-1 Notes entered into various amendments to the transaction documentation relating to the TCF-II Series 2013-1 Notes. These amendments included revised financial covenants, the addition of supplemental principal payments and incremental subordination of TCIL’s management fee. There were no changes made to the contractual rate of interest payable, scheduled principal payments or the final maturity date.
TCF Series 1999-1 Note and the TCF-IV Series 2010-1 Note
On June 30, 2016, TCF, TCF-IV, the holder of the TCF Series 1999-1 Note and the holder of the TCF-IV Series 2010-1 Note entered into various agreements providing for the merger of TCF with and into TCF-IV, with TCF‑IV as the surviving entity, and the addition of the $5,358 principal balance of the TCF Series 1999-1 Note outstanding at the time of the merger to the outstanding principal balance of the TCF-IV Series 2010-1 Note. The interest rate swap agreements in place at TCF on June 30, 2016 were terminated. The transaction documentation governing the TCF‑IV Series 2010-1 Note was amended to include revised financial covenants, supplemental principal payment opportunities and increased subordination of TCIL’s management fee. The legal final maturity date of the TCF-IV Series 2010-1 Note was changed from December 16, 2019 to December 14, 2018 (extendable at TCF-IV’s election to June 14, 2021) and the contractual rate of interest payable was reduced from LIBOR plus 3.125% to LIBOR plus 1.50%. There were no changes made to the existing interest rate swap agreement at TCF-IV.
TCIL Institutional Notes
On June 10, 2016, TCIL and the requisite majority of holders of the institutional notes amended the note agreements with respect to certain financial covenants and the definition of an “IPO.” There were no changes made to the contractual rates of interest payable, scheduled principal payments or the final maturity dates of the institutional notes.
Mergers and related items
On July 12, 2016, the Company , TAL International Group, Inc., a Delaware corporation (“TAL”), Triton International Limited, a Bermuda exempted limited liability company (“Holdco”), Ocean Delaware Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Holdco (“Delaware Merger Sub”), and Ocean Bermuda Sub Limited, a Bermuda exempted limited liability company and direct wholly owned subsidiary of Holdco (“Bermuda Merger Sub”), completed

TRITON CONTAINER INTERNATIONAL LIMITED AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
(Dollars in Thousands)

the previously announced transactions contemplated by the transaction agreement, dated as of November 9, 2015, by and among the Company, TAL, Holdco, Delaware Merger Sub and Bermuda Merger Sub.

The following other events occurred at or around the time of the mergers:

•
On May 19, 2016, a total of 32,627 restricted Class A common shares were issued to participants of a non-employee director equity plan having a grant date fair value of $12.26 per share and a total fair value of $400 , which became fully vested upon the closing of the mergers.

•
On July 8, 2016, 142,667.58 restricted Class A common shares were issued to plan participants after approval and authorization by the Board of Directors The shares had a grant date fair value of approximately $10.94 per share and a total fair value of $1,561, which will be recognized evenly over an approximately 30 month vesting period.

•	On July 8, 2016, the Company declared a dividend in the amount of $18,367, or approximately $0.36 per share, of which the large majority was paid on July 11, 2016.

•
The Company cancelled 2,590,330 service-based options in exchange for 647,389.25 fully vested Class A common shares with a fair value of $7,079, or $10.94 per share, in addition to a simultaneous cashless settlement of 290,893.30 shares, all immediately prior to the close of the mergers.

•
On July 13, 2016, the Company recognized $30,571 of severance costs, and is expected to accrue an additional $7,044 of retention expenses, which will be reflected in management, general and administrative expenses.

 Pro Forma Results

The pro forma information reflects the “acquisition” method of accounting in accordance with ASC topic 805, “Business Combinations” (“ASC 805”). The Company has been treated as the acquirer in the mergers for accounting purposes. In making the determination of the accounting acquirer, Holdco considered all pertinent information and facts related to the combined entity as identified by ASC 805-10-55-12 to 15, which included relative voting rights, presence of a large minority interest, composition of the board and senior management, terms of the exchange of equity interests, and relative size. In the aggregate, it was concluded that factors such as the Company’s 55% voting rights in the combined entity, after considering certain voting limitations, the presence of a large minority voting interest concentrated within the former Company shareholders and the relative size of the Company in relation to TAL, indicated that Company should be the accounting acquirer. As the accounting acquirer, the unaudited pro forma combined financial information reflect the Company's accounting for the transaction by using the Company’s historical information and adding TAL’s assets and liabilities at their estimated fair values as of March 31, 2016, based on available information and upon assumptions that the management believes are reasonable in order to reflect, on a pro forma basis, the impact of the transaction on the historical financial statements. These amounts are preliminary and may be subject to refinements as additional information becomes available.
The consideration for the transaction was paid out in common shares of Holdco. TAL stockholders received one common share of Holdco in exchange for each share of TAL common stock. The Company’s shareholders will receive 0.7986554526 Holdco common shares for each of the Company's common share based on a formula that resulted in former TAL stockholders holding approximately 45%, and former Company shareholders holding approximately 55%, of the Holdco common shares issued and outstanding immediately after the consummation of the mergers.

The fair value of the consideration, or the purchase price, in the unaudited pro forma financial information is approximately $510,280. This amount was derived based on 33,395,291 outstanding shares of TAL common stock as of July 12, 2016 inclusive of 408,000 shares of restricted stock that was converted to common shares of Holdco at closing, the exchange ratio and a price per share of TAL common stock of $15.28, which represents the closing price of TAL's common stock on July 12, 2016.

The combined company allocated the purchase price paid by the Company to the fair value of the TAL assets acquired and liabilities assumed based on preliminary estimates. The pro forma purchase price allocation below has been developed based on preliminary estimates of fair value using the historical financial statements of TAL as of March 31, 2016. In addition, the allocation of the purchase price to acquire tangible and intangible assets is based on preliminary fair value estimates and subject to final management analysis, with the assistance of third party valuation advisers.

The residual amount of the purchase price after the preliminary allocation to identifiable intangibles has been allocated to goodwill. The actual amounts recorded when the final allocations are complete may differ materially from the pro forma amounts presented below (in thousands):

TRITON CONTAINER INTERNATIONAL LIMITED AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
(Dollars in Thousands)

Net assets acquired:
Unrestricted cash and cash equivalents	$73,680
Restricted cash	28,987
Accounts receivable, net	91,228
Container rental equipment	3,156,388
Net investment in direct financing leases	171,980
Equipment held for sale	84,971
Goodwill	161,715
Other assets	16,312
Derivative instruments	—
Intangible assets	286,153
Accounts payable & other accrued expenses	(46,825)
Derivative instruments	(52,921)
Container rental equipment payable	(40,210)
Deferred income tax liability	(285,762)
Debt, net of deferred financing costs	(3,135,416)
Total consideration	$510,280

The following table provides the unaudited pro forma results of operations, which gives effect to the transaction as if it had occurred on the first day of the earliest period presented (January 1, 2015). The pro forma results of operations reflects adjustments (i) to adjust amortization and depreciation expense resulting from the write-down of leasing equipment to fair value and the fair value of operating lease contracts over the current market rate, as a result of purchase accounting, and (ii) to eliminate non-recurring charges that were incurred in connection with the transactions including acquisition-related share-based compensation, transaction costs related to legal, accounting, and other advisory fees, and transaction costs related to retention and benefit costs.

	For the Quarter Ended
	March 31, 2016	March 31, 2015
Total Revenues	$286,901	$303,519
Net income (loss) attributable to shareholders	$7,927	$60,872